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                                                                    Exhibit 10.9

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT


         THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") entered into at Beachwood, Ohio, this 1st day of February 2002, by and between EMPYREAN BIOSCIENCE, INC. (the "Company") and RICHARD C. ADAMANY ("Employee") amends the EMPLOYMENT AGREEMENT, dated September 7, 1999 between the parties, as heretofore amended (the "Agreement").

         1. The following paragraph shall be added to the end of Section 2 of the Agreement:

                  Notwithstanding the foregoing, in the event and at anytime from and after and during the continuation of any failure by the Company to pay to Employee, when due, any amount(s) due Employee pursuant to Section 3.1 (including any increases made in the rate thereof), 3.3 or 3.4 of this Agreement, or to maintain in continuous full force and effect, each fringe benefit contemplated by Section 3.2.

                  (i) Employee shall be entitled to reduce the "working time" which Employee is obligated to devote to the Company to an amount of time commensurate with the actual compensation paid and benefits provided to Employee by Company under the aforementioned Sections, and further, that the "best efforts" which Employee shall be obligated to make on behalf of the Company shall be limited to those which can be performed within such reduced time. Any activities Employee may pursue during such "working time" which Employee is no longer obligated to devote to the Company shall be subject to the provisions of Section
                           5. Employee's reduction of Company "working time" in reliance upon this paragraph shall not affect in any way the benefits package (or any individual benefits), incentive compensation (except to the extent Employee's entitlement thereto may be based on hours worked, Company financial results or other performance criteria), and stock options to which Employee is entitled pursuant to Sections 3.2, 3.4 and 3.5, respectively, of this Agreement. Further, Company acknowledges and agrees that any exercise by Employee of the foregoing right to reduce Employee's Company "working time" shall not constitute a waiver by Employee of any breach by the Company of any of its obligations to Employee under Section 3, and Employee remains entitled to all remedies available for such breaches including, without limitation, the right, at anytime after such reduction and prior to the Company's cure of such breaches to make the election permitted by clause (ii) of this paragraph; and


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                  (ii)     Employee may elect by written notice to the Company
                           that such failure constitute and be treated as a "termination without cause" (by the Company within the meaning of Section 4.2 of this Agreement and all other purposes hereunder, effective as of the date of the giving of such notice; provided that Employee has theretofore previously notified the Company in writing of Employee's intention that such failure be so treated and such failure remains uncured thirty
                           (30) days after the giving of such prior notice; and provided further, that any such election by Employee shall not limit Employee's right to pursue all remedies available for all such failures.

         2. The following paragraph shall be added to the Agreement as a new Section 5.9:

                  Notwithstanding the foregoing provisions of this Section 5, if, at any time from and after the Commencement Date, a proposal or business opportunity (whether or not related to the Business) is presented to the Board of Directors, and the Board of Directors rejects or otherwise determines not to pursue such proposal or business opportunity, then Employee shall have the right to pursue such proposal or business opportunity for Employee's own individual, direct or indirect account and benefit and, if Employee shall elect to do so, shall not be deemed to be, or otherwise be subject to any claim that such conduct is, a breach or otherwise in violation of Section 5 or any other provision of this Agreement; provided that Employee shall continue to be subject to and obligated to observe the requirements of
         Section 5.1. Nor shall any information relating to such proposal or business opportunity rejected or not pursued by the Board of Directors be deemed Trade Secrets of the Company within the meaning of Section
         5.1. Further, notwithstanding anything to the contrary in Section 5.4 or 5.5, the Company shall not have or be entitled to any right, title or interest in or to or to the use of any products, devices, inventions, discoveries, concepts, methods, techniques, formulas or ideas conceived or made by Employee outside the "working time" which Employee is obligated hereunder to devote to the Business of the Company and without the use of assistance of the Company's facilities, materials or personnel, including, without limitation, any of the foregoing conceived or made by Employee in connection with any non-Company activities in which Employee may engage pursuant to the second paragraph of Section 2 or this Section 5.9.

         3. Except for and subject to the addition of the foregoing provisions, the parties hereby confirm, acknowledge and agree that the Agreement shall continue in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment in multiple counterparts at the place and as of the date and year first above written.


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                                     EMPYREAN BIOSCIENCE, INC.  (Company)




                                     By:
                                         ------------------------------------
                                              Lawrence D. Bain, Chairman

                                     EMPLOYEE



                                      ---------------------------------------
                                              Richard C. Adamany


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